Exhibit 21.01

SUBSIDIARIES OF THE REGISTRANT

Name in Corporate Articles	Doing Business As	Jurisdiction of Incorporation
BioWare ULC	BioWare ULC	Alberta

Electronic Arts Handelsges m.b.H	Electronic Arts Austria	Austria

Electronic Arts Belgium SPRL	Electronic Arts Belgium SPRL	Belgium

Digital Illusions Ltd.	Digital Illusions Ltd.	Bermuda

EA Bermuda Partnership	EA Bermuda Partnership	Bermuda

EA General Partner Limited	EA General Partner Limited	Bermuda

EA International (Studio and Publishing) Ltd.	EA International (Studio and Publishing) Ltd.	Bermuda

Electronic Arts Limitada	Electronic Arts Ltda.	Brazil

Electronic Arts (Canada), Inc.	Electronic Arts (Canada), Inc.	British Columbia, Canada

Pandemic Studios LLC	Pandemic Studios LLC	California

Electronic Arts Computer Software (Shanghai) Co., Ltd.	Electronic Arts Computer Software (Shanghai) Co., Ltd.	China

Shanghai Yi Zhong Network Technology Co., Ltd.	Shanghai Yi Zhong Network Technology Co., Ltd.	China

EA Sports Proprietary Limited	EA Sports Proprietary Limited	Commonwealth of Australia

Electronic Arts Proprietary Limited	Electronic Arts Pty. Ltd.	Commonwealth of Australia

Pandemic Studios Proprietary Limited	Pandemic Studios Pty Ltd	Commonwealth of Australia

Electronic Arts Czech Republic s.r.o.	EA Czech Republic	Czech Republic

EA Delaware LLC	EA Delaware LLC	Delaware

EA Entertainment, Inc.	EA Entertainment, Inc.	Delaware

EA Mobile (Canada Holdings) Inc.	EA Mobile (Canada Holdings) Inc.	Delaware

EA Mobile (Hawaii) LLC	EA Mobile (Hawaii) LLC	Delaware

EA Mobile LLC	EA Mobile LLC	Delaware

Electronic Arts Productions Inc.	Crocodile Productions	Delaware

Electronic Arts Redwood LLC	Electronic Arts Redwood LLC	Delaware

Electronic Arts Transfer Company	Electronic Arts Transfer Company	Delaware

Electronic Arts US Co.	Electronic Arts US Co.	Delaware

Electronic Arts World II LLC	Electronic Arts World II LLC	Delaware

Electronic Arts World LLC	Electronic Arts World LLC	Delaware

SingShot Media, LLC	Singshot Media, LLC	Delaware

Electronic Arts Denmark A.p.S.	EA Denmark	Denmark

Electronic Arts Finland OY	EA Finland	Finland

Electronic Arts - Tiburon, A Florida Corporation	Tiburon	Florida

Electronic Arts Publishing SARL	Electronic Arts Publishing SARL	France

Electronic Arts GmbH	Electronic Arts GmbH	Germany

Electronic Arts Greece Commercial Limited Liability Company	EA Greece	Greece

Electronic Arts HK Limited	Electronic Arts HK Ltd.	Hong Kong

Electronic Arts Magyarorszag kft	EA Hungary	Hungary

Name in Corporate Articles	Doing Business As	Jurisdiction of Incorporation
Pacific Base Development Ltd.	Pacific Base Development Ltd.	Hong Kong

EA Games India Private Ltd.	EA Games India Private Ltd.	India

EA Mobile India Private Limited	EA Mobile India Private Limited	India

Electronic Arts Italia s.r.l.	EA Italy	Italy

Criterion Software K.K.	Criterion Software K.K.	Japan

EA Mobile Japan K.K.	EA Mobile Japan K.K.	Japan

Electronic Arts K.K.	Electronic Arts K.K.	Japan

Maxis K.K.	Maxis K.K.	Japan

Electronic Arts Korea LLC	Electronic Arts Korea Yuhan Hoesa	Korea

J2M Soft Inc.	J2M Soft Inc.	Korea

Electronic Arts (India Holdings) Inc.	Electronic Arts (India Holdings) Inc.	Mauritius

Electronic Arts Mauritius (TY Holding) Limited	Electronic Arts Mauritius (TY Hodling) Limited	Mauritius

Electronic Arts Mauritius Limited	EA Mauritius Ltd.	Mauritius

EA México S. de R.L. de C.V.	EA México S. de R.L. de C.V.	Mexico

Electronic Arts New Zealand	Electronic Arts New Zealand	New Zealand

Electronic Arts Norway AS	Electronic Arts Norway	Norway

EA Mobile (Canada) ULC	EA Mobile (Canada) ULC	Nova Scotia

Electronic Arts Polska Sp. Z.O.O.	EA Poland	Poland

Electronic Arts Material Informático, Sociedade Unipessoal LDA	Electronic Arts Portugal	Portugal

Electronic Arts Romania SRL	S.C. Electronic Arts Romania SRL	Romania

Electronic Arts OOO	Electronic Arts OOO	Russia

Electronic Arts Asia Pacific Pte Ltd	Electronic Arts Asia Pacific Pte Ltd	Singapore

EA Software South Africa (Proprietary) Ltd.	EA Software South Africa (Proprietary) Ltd.	South Africa

Electronic Arts Software S.L.	Electronic Arts Software S.L.	Spain

Digital Illusions CE AB	Digital Illusion CE AB	Sweden

EA Digital Illusions CE AB	EA Digital Illusions CE AB	Sweden

Electronic Arts Sweden AB	EA Sweden	Sweden

ABC Software GmbH	ABC Software GmbH	Switzerland

EA Swiss Sarl	EA Swiss Sarl	Switzerland

Bioware Austin LLC	Bioware Austin LLC	Texas

Criterion Software Inc.	Criterion Software Inc.	Texas

Electronic Arts C.V.	Electronic Arts C.V.	The Netherlands

Electronic Arts Nederland B.V.	Electronic Arts B.V.	The Netherlands

Criterion Software Group Limited	Criterion Software Group Limited	United Kingdom

Criterion Software International Limited	Criterion Software International Limited	United Kingdom

Criterion Software Limited	Criterion Software Limited	United Kingdom

Electronic Arts (UK) Limited	Electronic Arts (UK) Limited	United Kingdom

Electronic Arts Europe Limited In Member’s Voluntary Liquidation	Electronic Arts Europe Limited In Member’s Voluntary Liquidation	United Kingdom

Electronic Arts Limited	Electronic Arts Limited	United Kingdom

Electronic Arts Mobile (UK) Limited, In Member’s Voluntary Liquidation	EA Mobile (UK) Ltd.	United Kingdom